Exhibit 99.1

CAREER EDUCATION CORPORATION REPORTS

SECOND QUARTER 2014 RESULTS

Schaumburg, Ill. (August 7, 2014) – Career Education Corporation (NASDAQ: CECO) today reported operating and financial results for the second quarter of 2014.

Second Quarter Highlights

•	Sixth consecutive quarter of sequential improvement in the decline of total student enrollments.

•	Positive new student enrollment growth within University, driven by strong growth within CTU.

•	Total year-over-year enrollment growth of 3.9% within Culinary Arts.

•	Loss per diluted share of -$0.53 from continuing operations, which included -$0.11 and -$0.02 per diluted share of trade name impairments and legal settlement charges, respectively.

•	The Higher Learning Commission acted to continue its regional accreditation of American InterContinental University (“AIU”).

•	Adjusted EBITDA for ongoing operations improvement of $8.7 million or 73.6% compared to the same quarter last year.

•	Lowered operating expenses by $46.5 million or 15.1% compared to the same quarter last year.

•	The Company has successfully completed the teach-out of 16 of the 20 Transitional campuses planned to be closed in 2014.

“The performance of our colleges, institutions and universities is very much in line with our plans as we move further along in our turnaround strategy and some of the early changes we made to the organization begin to generate results,” said President and CEO Scott W. Steffey. “We are very pleased with our progress. The new student enrollment growth we are experiencing with our universities, the total enrollment growth within culinary arts and the sequential improvement in the rate of decline of total enrollments across the organization is consistent with our 2014 goals and positions us well for 2015. Our cash position and overall liquidity also remain strong.”

CEC ANNOUNCES 2Q14 RESULTS …PG 2

REVENUE

•	Total revenue was $229.3 million for the second quarter of 2014 compared to $259.5 million for the second quarter of 2013, a decline of 11.6%.

•

For ongoing operations, which excludes Transitional Schools, total revenue was $224.5 million for the second quarter of 2014 compared to $245.2 million for the second quarter of 2013, a decline of 8.5%, due to approximately 2,400 fewer total student enrollments.

	Q2 2014	Q1 2014	Q4 2013	Q3 2013	Q2 2013
Revenue ($ in thousands)
CTU	$85,041	$86,920	$87,582	$82,185	$86,557
AIU	49,685	52,573	49,088	56,284	59,935
Total University Schools	134,726	139,493	136,670	138,469	146,492
Career Colleges	47,128	52,681	55,007	51,122	54,160
Culinary Arts	42,566	42,247	42,778	44,256	44,577
Total Career Schools	89,694	94,928	97,785	95,378	98,737
Corporate and Other	38	100	—	—	—

Total Ongoing Operations	224,458	234,521	234,455	233,847	245,229
Transitional Schools (1)	4,834	6,846	9,155	11,348	14,272
Total (2)	$229,292	$241,367	$243,610	$245,195	$259,501

(1)	Campuses included in our Transitional Schools segment are currently being taught out and no longer enroll new students.

(2)	Excludes discontinued operations, which consists of the results of operations for campuses that have ceased operations or were sold and are considered distinct operations under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 205 – Presentation of Financial Statements.

CEC ANNOUNCES 2Q14 RESULTS…PG 3

TOTAL AND NEW STUDENT ENROLLMENTS

•

For ongoing operations, which excludes Transitional Schools, total student enrollments decreased 4.8% as of June 30, 2014 as compared to June 30, 2013. Culinary Arts reported total student enrollment growth of 3.9% as of June 30, 2014 as compared to June 30, 2013, as a result of the reintroduction of the Associate degree program which is a longer term program as compared to the Certificate program that was previously offered.

•

The Company expects to be total student enrollment positive year-over-year for its University and Culinary Arts segments during the second half of 2014 as a result of improving enrollment trends, including increased application volume.

•	For ongoing operations, which excludes Transitional Schools, new student enrollments increased 2.3% for the second quarter of 2014 compared to the prior year quarter.

	Q2 2014	Q1 2014	Q4 2013	Q3 2013	Q2 2013
Total Student Enrollments
CTU	19,800	20,600	20,800	20,500	20,400
AIU	10,800	13,300	11,600	12,000	11,600
Total University Schools	30,600	33,900	32,400	32,500	32,000
Career Colleges	9,500	11,800	11,000	12,300	10,800
Culinary Arts	8,000	8,400	7,900	8,000	7,700
Total Career Schools	17,500	20,200	18,900	20,300	18,500

Total Ongoing Operations	48,100	54,100	51,300	52,800	50,500
Transitional Schools	900	1,300	1,900	2,600	2,900
Total	49,000	55,400	53,200	55,400	53,400

	Q2 2014	Q1 2014	Q4 2013	Q3 2013	Q2 2013
New Student Enrollments
CTU (1)	5,280	4,820	5,260	4,780	4,410
AIU (1)	2,010	5,900	2,520	2,880	2,110
Total University Schools	7,290	10,720	7,780	7,660	6,520
Career Colleges	1,650	3,000	1,660	3,640	1,810
Culinary Arts	1,890	2,300	2,010	3,650	2,260
Total Career Schools	3,540	5,300	3,670	7,290	4,070

Total Ongoing Operations	10,830	16,020	11,450	14,950	10,590
Transitional Schools (2)	10	—	60	390	250
Total	10,840	16,020	11,510	15,340	10,840

(1)	In the first quarter of 2014, we implemented a new student orientation process, which replaced our previously provided student readiness programs; this change impacts the way we calculate new student enrollments. This internal policy change had a positive impact on 2014 new student enrollments as compared to 2013. Accordingly, the comparability of the current quarter versus the prior quarter is impacted.

(2)	Campuses within the Transitional Schools segment no longer enroll new students; students who re-enter after 365 days are reported as new student enrollments.

CEC ANNOUNCES 2Q14 RESULTS…PG 4

OPERATING (LOSS) INCOME

•	Operating losses of $33.3 million and $49.7 million were reported for the second quarters of 2014 and 2013, respectively.

•

For ongoing operations, which excludes Transitional Schools, the Company reported an operating loss improvement of $15.4 million or 38.7% as compared to the prior year quarter. Operating expenses decreased primarily as a result of lower general and administration costs, including lower advertising and legal expenses, lower student metric driven costs and lower occupancy costs, partially offset with higher asset impairment charges in the current year quarter as compared to the prior year quarter. For ongoing operations, the operating margin was -10.9 percent for the second quarter of 2014, a 540 basis point improvement compared to the second quarter of 2013.

•

Within Culinary Arts, increased trade name impairment charges and legal expenses for the second quarter of 2014 as compared to the prior year quarter drove the operating margin decline. Within Career Colleges, favorability for the current quarter as compared to the prior year quarter was driven by a prior year legal settlement expense of $8.3 million ($0.08 per diluted share).

	Q2 2014	Q1 2014	Q4 2013	Q3 2013	Q2 2013
Operating (Loss) Income ($ in thousands)
CTU	$20,957	$14,481	$22,146	$9,615	$17,062
AIU	(1,331)	(3,583)	(3,793)	(5,930)	1,021
Total University Schools	19,626	10,898	18,353	3,685	18,083
Career Colleges	(18,836)	(16,299)	(15,614)	(19,758)	(29,960)
Culinary Arts (1)	(19,772)	(18,046)	(28,409)	(23,655)	(17,017)
Total Career Schools	(38,608)	(34,345)	(44,023)	(43,413)	(46,977)
Corporate and Other	(5,513)	(11,136)	(8,621)	(7,561)	(11,050)

Total Ongoing Operations	(24,495)	(34,583)	(34,291)	(47,289)	(39,944)
Transitional Schools	(8,841)	(7,308)	(11,227)	(9,004)	(9,716)
Total (2)	$(33,336)	$(41,891)	$(45,518)	$(56,293)	$(49,660)

(1)	Trade name impairment charges of $7.4 million ($0.11 per diluted share), $10.7 million ($0.10 per diluted share) and $2.3 million ($0.02 per diluted share) were recorded during the second quarter of 2014, third quarter of 2013 and the second quarter of 2013, respectively.

(2)	Excludes discontinued operations, which consists of the results of operations for campuses that have ceased operations or were sold and are considered distinct operations under FASB ASC Topic 205 – Presentation of Financial Statements.

LOSS PER SHARE

•	Net loss per diluted share of -$0.69 and -$0.47 were reported for the second quarters of 2014 and 2013, respectively.

	Q2 2014	Q1 2014	Q4 2013	Q3 2013	Q2 2013
Loss Per Share (shares in thousands)
Loss per diluted share from continuing operations	$(0.53)	$(0.62)	$(1.48)	$(0.53)	$(0.34)
Loss per diluted share from discontinued operations	(0.16)	(0.25)	1.02	(0.77)	(0.13)
Net loss per diluted share	$(0.69)	$(0.87)	$(0.46)	$(1.30)	$(0.47)

Diluted shares outstanding	67,157	66,994	66,916	66,849	66,751

CEC ANNOUNCES 2Q14 RESULTS …PG 5

ADJUSTED EBITDA

The Company believes it is useful to present non-GAAP financial measures, which exclude certain significant items, as a means to understand the performance of its ongoing operations. (See tables below and the GAAP to non-GAAP reconciliation attached to this press release for further details.)

•

Adjusted EBITDA for ongoing operations, which excludes Transitional Schools, has improved $8.7 million or 73.6% for the second quarter of 2014 as compared to the same quarter last year. Excluding certain non-cash items and legal settlements, adjusted EBITDA was -$3.1 million or -$0.05 per diluted share for the second quarter of 2014 as compared to -$11.9 million or -$0.18 per diluted share for the second quarter of 2013. This favorability is a result of continued efforts to align current cost structure with total student enrollments.

•

Adjusted EBITDA for Transitional Schools and Discontinued Operations was -$16.4 million or -$0.24 per diluted share for the second quarter of 2014 as compared to -$20.5 million or -$0.31 per diluted share for the second quarter of 2013. This favorability is a result of the completion of teach-out campus operations and continued focus on exiting lease obligations once a teach-out is complete.

	Q2 2014	Q1 2014	Q4 2013	Q3 2013	Q2 2013
Adjusted EBITDA ($ in thousands)
Pre-tax loss from continuing operations	$(33,746)	$(41,350)	$(45,319)	$(56,411)	$(49,300)
Transitional Schools operating loss	8,841	7,308	11,227	9,004	9,716
Interest (income) expense, net	(177)	(25)	65	16	(548)
Loss (gain) on sale of business	—	—	(68)	39	222
Depreciation and amortization (1)	12,799	13,305	14,062	14,399	14,749
Stock based compensation (1)	1,020	1,341	1,580	1,713	1,631
Legal settlements (1) (2)	1,600	5,850	17,000	300	8,300
Asset impairments (1)	7,403	74	4,516	11,513	3,966
Unused space charges (1) (3)	(879)	(606)	(2,924)	1,184	(612)
Adjusted EBITDA—Ongoing Operations	$(3,139)	$(14,103)	$139	$(18,243)	$(11,876)
Adjusted EBITDA per diluted share	$(0.05)	$(0.21)	$0.00	$(0.27)	$(0.18)

Pre-tax loss from discontinued operations	$(10,964)	$(16,573)	$119,133	$(20,290)	$(16,287)
Transitional Schools operating loss	(8,841)	(7,308)	(11,227)	(9,004)	(9,716)
Loss (gain) on sale of business (4)	311	—	(130,109)	—	—
International Schools operating (income) loss	—	—	(11,434)	7,608	3,659
Interest (income) expense, net	—	—	(51)	(22)	(14)
Depreciation and amortization (4)	1,595	2,126	2,364	2,552	2,818
Legal settlements (4)	—	—	—	—	1,700
Asset impairments (4)	51	(7)	2,467	72	—
Unused space charges (3) (4)	1,436	3,099	5,766	(3,092)	(2,611)
Adjusted EBITDA—Transitional and Discontinued Operations	$(16,412)	$(18,663)	$(23,091)	$(22,176)	$(20,451)
Adjusted EBITDA per diluted share	$(0.24)	$(0.28)	$(0.35)	$(0.33)	$(0.31)

(1)	Quarterly amounts relate to ongoing operations, excluding Transitional Schools.

(2)	Legal settlement amounts are net of insurance recoveries.

(3)	Unused space charges include initial charge and subsequent accretion.

(4)	Quarterly amounts relate to Transitional Schools and Discontinued Operations.

CEC ANNOUNCES 2Q14 RESULTS …PG 6

BALANCE SHEET AND CASH FLOW

•

Net cash used in operating activities increased to $81.3 million for the year to date ended June 30, 2014 compared to $67.0 million for the year to date ended June 30, 2013. This increase is driven primarily by the operating loss for the current year to date, legal settlement payments of approximately $21.6 million paid during the second quarter of 2014, net payments of income taxes and timing of other payments.

	Q2 2014	Q1 2014	Q4 2013	Q3 2013	Q2 2013
Cash and Cash Flow from Operations ($ in thousands)
Consolidated Cash, Cash Equivalents, and Short-term Investments (1)	$274,617	$315,661	$363,099	$227,515	$241,840
Cash Flow from Operations	$(45,865)	$(35,420)	$(7,962)	$(10,867)	$(52,778)

(1)	Consolidated cash, cash equivalents and short-term investment balances are quarter end balances and include both continuing and discontinued operations.

CEC ANNOUNCES 2Q14 RESULTS …PG 7

CONFERENCE CALL INFORMATION

Career Education Corporation will host a conference call on Thursday, August 7, 2014 at 10:00 a.m. Eastern time. Interested parties can access the live webcast of the conference call and the related presentation materials at www.careered.com in the Investor Relations section of the website. Participants can also listen to the conference call by dialing 800-580-9478 (domestic) or 630-691-2769 (international) and citing code 37710667. Please log-in or dial-in at least 10 minutes prior to the start time to ensure a connection. An archived version of the webcast will be accessible for 90 days at www.careered.com in the Investor Relations section of the website. A replay of the call will also be available for seven days by calling 888-843-7419 (domestic) or 630-652-3042 (international) and citing code 37710667.

ABOUT CAREER EDUCATION CORPORATION

The colleges, institutions and universities that are part of the Career Education Corporation (“CEC”) family offer high-quality education to a diverse student population in a variety of career-oriented disciplines through online, on-ground and hybrid learning program offerings. In addition to its online offerings, Career Education serves students from campuses throughout the United States offering programs that lead to doctoral, master’s, bachelor’s and associate degrees, as well as to diplomas and certificates.

CEC’s institutions include both universities that provide degree programs through the master or doctoral level and colleges that provide programs through the associate and bachelor level. The University group includes American InterContinental University (“AIU”) and Colorado Technical University (“CTU”) – predominantly serving students online with career-focused degree programs that meet the educational demands of today’s busy adults. The Career Schools group offers career-centered education primarily through ground-based campuses and includes Briarcliffe College, Brooks Institute, Harrington College of Design, Le Cordon Bleu North America (“LCB”), Missouri College and Sanford-Brown Institutes and Colleges (“SBI” and “SBC,” respectively). Through its colleges, institutions and universities, CEC is committed to providing high-quality education, enabling students to graduate and pursue rewarding career opportunities.

A detailed listing of individual campus locations and web links to Career Education’s colleges, institutions and universities can be found at www.careered.com.

Except for the historical and present factual information contained herein, the matters set forth in this release, including statements identified by words such as “expect,” “anticipate,” “believe,” “intend,” “will,” “potential” and similar expressions, are forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on information currently available to us and are subject to various assumptions, risks, uncertainties and other factors that could cause our results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by the federal securities laws, we undertake no obligation to update or revise such factors or any of the forward-looking statements contained herein to reflect future events, developments or changed circumstances, or for any other reason. These risks and uncertainties, the outcomes of which could materially and adversely affect our financial condition and operations, include, but are not limited to, the following: declines in enrollment; rulemaking by the U.S. Department of Education or any state and increased focus by Congress, the President and governmental agencies on for-profit education institutions; our continued compliance with and eligibility to participate in Title IV Programs under the Higher Education Act of 1965, as amended, and the regulations thereunder (including the “90-10 Rule” and financial responsibility and student loan default rate standards prescribed by the U.S. Department of Education), as well as national and regional accreditation standards and state regulatory requirements; our ability to successfully defend litigation and other claims brought against us; and changes in the overall U.S. or global economy. Further information about these and other relevant risks and uncertainties may be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and its subsequent filings with the Securities and Exchange Commission.

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CEC ANNOUNCES 2Q14 RESULTS …PG 8

CONTACT

Investors:	Doug Craney

Vice President, Investor Relations and Business Development

(847) 585-3899

Media:	Mark Spencer

Director, Corporate Communications

(847) 585-3802

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2014 (1)	December 31, 2013 (1)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents, unrestricted	$138,608	$318,471
Restricted cash	11,929	12,564
Short-term investments	124,080	31,592

Total cash and cash equivalents and short-term investments	274,617	362,627

Student receivables, net	31,283	33,632
Receivables, other, net	9,741	27,351
Prepaid expenses	25,294	19,738
Inventories	6,040	6,641
Deferred income tax assets, net	3,606	3,606
Other current assets	3,884	3,452
Assets of discontinued operations	573	2,970

Total current assets	355,038	460,017

NON-CURRENT ASSETS:
Property and equipment, net	159,090	180,385
Goodwill	87,356	87,356
Intangible assets, net	32,253	40,117
Student receivables, net	4,494	5,181
Deferred income tax assets, net	10,644	10,644
Other assets, net	17,426	17,834
Assets of discontinued operations	1,179	3,511

TOTAL ASSETS	$667,480	$805,045

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$25,498	$24,500
Accrued expenses:
Payroll and related benefits	32,201	34,160
Advertising and production costs	17,001	17,585
Income taxes	2,221	14,994
Other	28,205	40,747
Deferred tuition revenue	62,219	60,070
Liabilities of discontinued operations	16,995	15,376

Total current liabilities	184,340	207,432

NON-CURRENT LIABILITIES:
Deferred rent obligations	72,259	77,599
Other liabilities	25,177	27,619
Liabilities of discontinued operations	33,077	37,011

Total non-current liabilities	130,513	142,229

STOCKHOLDERS’ EQUITY:
Preferred stock	—	—
Common stock	821	819
Additional paid-in capital	603,656	600,904
Accumulated other comprehensive loss	(638)	(503)
Retained (deficit) earnings	(36,049)	68,658
Cost of shares in treasury	(215,163)	(214,494)

Total stockholders’ equity	352,627	455,384

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$667,480	$805,045

(1)	During the second quarter of 2014, the Company completed the teach-out of eight campuses; seven within the Transitional Schools segment and one within the CTU segment. In addition, the Company sold Everblue Training Institute (Career Colleges segment) and Sanford-Brown Pittsburgh (Transitional Schools segment). As a result, all current and prior periods reflect these campuses as components of discontinued operations.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF LOSS AND COMPREHENSIVE LOSS

(In thousands, except per share amounts and percentages)

	For the Quarter Ended June 30, (1)
	2014	% of Total Revenue	2013	% of Total Revenue
REVENUE:
Tuition and registration fees	$226,986	99.0%	$256,555	98.9%
Other	2,306	1.0%	2,946	1.1%

Total revenue	229,292		259,501

OPERATING EXPENSES:
Educational services and facilities	80,399	35.1%	92,451	35.6%
General and administrative	160,870	70.2%	196,631	75.8%
Depreciation and amortization	13,956	6.1%	16,113	6.2%
Asset impairment	7,403	3.2%	3,966	1.5%

Total operating expenses	262,628	114.5%	309,161	119.1%

Operating loss	(33,336)	-14.5%	(49,660)	-19.1%

OTHER (EXPENSE) INCOME:
Interest income	285	0.1%	760	0.3%
Interest expense	(108)	0.0%	(212)	-0.1%
Loss on sale of business	—	0.0%	(222)	-0.1%
Miscellaneous (expense) income	(587)	-0.3%	34	0.0%

Total other (expense) income	(410)	-0.2%	360	0.1%

PRETAX LOSS	(33,746)	-14.7%	(49,300)	-19.0%
Provision for (benefit from) income taxes	1,854	0.8%	(26,528)	-10.2%

LOSS FROM CONTINUING OPERATIONS	(35,600)	-15.5%	(22,772)	-8.8%
Loss from discontinued operations, net of tax	(10,964)	-4.8%	(8,618)	-3.3%

NET LOSS	(46,564)	-20.3%	(31,390)	-12.1%

OTHER COMPREHENSIVE (LOSS) INCOME, net of tax:
Foreign currency translation adjustments	—		2,811
Unrealized (losses) gains on investments	(107)		4

Total other comprehensive (loss) income	(107)		2,815

COMPREHENSIVE LOSS	$(46,671)		$(28,575)

NET LOSS PER SHARE - DILUTED:
Loss from continuing operations	$(0.53)		$(0.34)
Loss from discontinued operations	(0.16)		(0.13)

Net loss per share	$(0.69)		$(0.47)

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	67,157		66,751

(1)	During 2014, the Company completed the teach-out of seventeen campuses; nine in the first quarter (Transitional Schools segment) and eight in the second quarter (seven within the Transitional Schools segment and one within the CTU segment). In addition, the Company sold Everblue Training Institute (Career Colleges segment) and Sanford-Brown Pittsburgh (Transitional Schools segment). As a result, all current and prior periods reflect these campuses as components of discontinued operations.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF LOSS AND COMPREHENSIVE LOSS

(In thousands, except per share amounts and percentages)

	For the Year to Date Ended June 30, (1)
	2014	% of Total Revenue	2013	% of Total Revenue
REVENUE:
Tuition and registration fees	$465,681	98.9%	$530,241	98.8%
Other	4,978	1.1%	6,571	1.2%

Total revenue	470,659		536,812

OPERATING EXPENSES:
Educational services and facilities	162,665	34.6%	189,093	35.2%
General and administrative	347,292	73.8%	380,528	70.9%
Depreciation and amortization	28,452	6.0%	32,452	6.0%
Asset impairment	7,477	1.6%	4,083	0.8%

Total operating expenses	545,886	116.0%	606,156	112.9%

Operating loss	(75,227)	-16.0%	(69,344)	-12.9%

OTHER INCOME (EXPENSE):
Interest income	391	0.1%	1,005	0.2%
Interest expense	(189)	0.0%	(918)	-0.2%
Loss on sale of business	—	0.0%	(6,934)	-1.3%
Miscellaneous (expense) income	(71)	0.0%	1	0.0%

Total other income (expense)	131	0.0%	(6,846)	-1.3%

PRETAX LOSS	(75,096)	-16.0%	(76,190)	-14.2%
Provision for (benefit from) income taxes	2,074	0.4%	(36,356)	-6.8%

LOSS FROM CONTINUING OPERATIONS	(77,170)	-16.4%	(39,834)	-7.4%
Loss from discontinued operations, net of tax	(27,537)	-5.9%	(6,759)	-1.3%

NET LOSS	(104,707)	-22.2%	(46,593)	-8.7%

OTHER COMPREHENSIVE (LOSS) INCOME, net of tax:
Foreign currency translation adjustments	—		1,068
Unrealized (losses) gains on investments	(135)		5

Total other comprehensive (loss) income	(135)		1,073

COMPREHENSIVE LOSS	$(104,842)		$(45,520)

NET LOSS PER SHARE - DILUTED:
Loss from continuing operations	$(1.15)		$(0.60)
Loss from discontinued operations	(0.41)		(0.10)

Net loss per share	$(1.56)		$(0.70)

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING:	67,076		66,585

(1)	During 2014, the Company completed the teach-out of seventeen campuses; nine in the first quarter (Transitional Schools segment) and eight in the second quarter (seven within the Transitional Schools segment and one within the CTU segment). In addition, the Company sold Everblue Training Institute (Career Colleges segment) and Sanford-Brown Pittsburgh (Transitional Schools segment). As a result, all current and prior periods reflect these campuses as components of discontinued operations.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Year to Date Ended June 30,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(104,707)	$(46,593)
Adjustments to reconcile net loss to net cash used in operating activities:
Asset impairment	7,521	4,123
Depreciation and amortization expense	29,825	38,235
Bad debt expense	12,409	14,042
Compensation expense related to share-based awards	2,361	3,406
Loss on sale of businesses, net	311	6,934
Loss on disposition of property and equipment	32	103
Changes in operating assets and liabilities	(29,037)	(87,225)

Net cash used in operating activities	(81,285)	(66,975)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale investments	(121,590)	(34,570)
Sales of available-for-sale investments	28,726	34,485
Purchases of property and equipment	(7,031)	(10,005)
Payments of cash upon sale of business	(250)	(2,525)
Other	(11)	9

Net cash used in investing activities	(100,156)	(12,606)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock	392	565
Payment on borrowings	—	(80,000)
Change in restricted cash	636	85,912
Payments of capital lease obligations	—	(210)

Net cash provided by financing activities	1,028	6,267

EFFECT OF FOREIGN CURRENCY EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS:	78	(1,381)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(180,335)	(74,695)
DISCONTINUED OPERATIONS CASH ACTIVITY INCLUDED ABOVE:
Add: Cash balance of discontinued operations, beginning of the period	472	128,207
Less: Cash balance of discontinued operations, end of the period	—	102,195
CASH AND CASH EQUIVALENTS, beginning of the period	318,471	112,415

CASH AND CASH EQUIVALENTS, end of the period	$138,608	$63,732

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION

(In thousands, except percentages)

	For the Quarter Ended June 30,
	2014	2013
REVENUE:
CTU (1)	$85,041	$86,557
AIU	49,685	59,935

Total University Schools	134,726	146,492

Career Colleges (1)	47,128	54,160
Culinary Arts	42,566	44,577

Total Career Schools	89,694	98,737

Corporate and Other	38	—

Subtotal	224,458	245,229
Transitional Schools (1)	4,834	14,272

Total	$229,292	$259,501

OPERATING (LOSS) INCOME:
CTU (1)	$20,957	$17,062
AIU	(1,331)	1,021

Total University Schools	19,626	18,083

Career Colleges (1) (2)	(18,836)	(29,960)
Culinary Arts (3)	(19,772)	(17,017)

Total Career Schools	(38,608)	(46,977)

Corporate and Other	(5,513)	(11,050)

Subtotal	(24,495)	(39,944)
Transitional Schools (1)	(8,841)	(9,716)

Total	$(33,336)	$(49,660)

OPERATING (LOSS) MARGIN:
CTU (1)	24.6%	19.7%
AIU	-2.7%	1.7%
Total University Schools	14.6%	12.3%
Career Colleges (1) (2)	-40.0%	-55.3%
Culinary Arts (3)	-46.5%	-38.2%
Total Career Schools	-43.0%	-47.6%
Corporate and Other	NM	NM
Subtotal	-10.9%	-16.3%
Transitional Schools (1)	-182.9%	-68.1%
Total	-14.5%	-19.1%

(1)	During 2014, the Company completed the teach-out of seventeen campuses; nine in the first quarter (Transitional Schools segment) and eight in the second quarter (seven within the Transitional Schools segment and one within the CTU segment). In addition, the Company sold Everblue Training Institute (Career Colleges segment) and Sanford-Brown Pittsburgh (Transitional Schools segment). As a result, all current and prior periods reflect these campuses as components of discontinued operations.

(2)	The second quarter of 2013 includes $8.3 million related to the settlement of a legal matter and a $1.7 million trade name impairment charge.

(3)	The second quarters of 2014 and 2013 operating loss included a $7.4 million and $2.3 million trade name impairment charge, respectively.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION

(In thousands, except percentages)

	For the Year to Date Ended June 30,
	2014	2013
REVENUE:
CTU (1)	$171,961	$176,319
AIU	102,258	126,234

Total University Schools	274,219	302,553

Career Colleges (1)	99,809	113,066
Culinary Arts	84,813	90,515

Total Career Schools	184,622	203,581

Corporate and Other	138	—

Subtotal	458,979	506,134
Transitional Schools (1)	11,680	30,678

Total	$470,659	$536,812

OPERATING (LOSS) INCOME:
CTU (1)	$35,438	$33,317
AIU	(4,914)	4,167

Total University Schools	30,524	37,484

Career Colleges (1) (2)	(35,135)	(44,153)
Culinary Arts (3)	(37,818)	(29,154)

Total Career Schools	(72,953)	(73,307)

Corporate and Other	(16,649)	(17,418)

Subtotal	(59,078)	(53,241)
Transitional Schools (1)	(16,149)	(16,103)

Total	$(75,227)	$(69,344)

OPERATING (LOSS) MARGIN:
CTU (1)	20.6%	18.9%
AIU	-4.8%	3.3%
Total University Schools	11.1%	12.4%
Career Colleges (1) (2)	-35.2%	-39.1%
Culinary Arts (3)	-44.6%	-32.2%
Total Career Schools	-39.5%	-36.0%
Corporate and Other	NM	NM
Subtotal	-12.9%	-10.5%
Transitional Schools (1)	-138.3%	-52.5%
Total	-16.0%	-12.9%

(1)	During 2014, the Company completed the teach-out of seventeen campuses; nine in the first quarter (Transitional Schools segment) and eight in the second quarter (seven within the Transitional Schools segment and one within the CTU segment). In addition, the Company sold Everblue Training Institute (Career Colleges segment) and Sanford-Brown Pittsburgh (Transitional Schools segment). As a result, all current and prior periods reflect these campuses as components of discontinued operations.

(2)	Year to date 2013 expenses include $8.3 million related to the settlement of a legal matter and a $1.7 million trade name impairment charge.

(3)	Year to date 2014 and 2013 expenses include a $7.4 million and $2.3 million trade name impairment charge, respectively.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1)

(In thousands, except per share amounts)

	Q2 2014	Q1 2014	Q4 2013	Q3 2013	Q2 2013
Adjusted EBITDA
Pre-tax loss from continuing operations	$(33,746)	$(41,350)	$(45,319)	$(56,411)	$(49,300)
Transitional Schools operating loss (2)	8,841	7,308	11,227	9,004	9,716
Interest (income) expense, net	(177)	(25)	65	16	(548)
Loss (gain) on sale of business	—	—	(68)	39	222
Depreciation and amortization (3)	12,799	13,305	14,062	14,399	14,749
Stock based compensation (3)	1,020	1,341	1,580	1,713	1,631
Legal settlements (3) (4)	1,600	5,850	17,000	300	8,300
Asset impairments (3) (5)	7,403	74	4,516	11,513	3,966
Unused space charges (3) (6)	(879)	(606)	(2,924)	1,184	(612)
Adjusted EBITDA—Ongoing Operations (2)	$(3,139)	$(14,103)	$139	$(18,243)	$(11,876)
Adjusted EBITDA per diluted share	$(0.05)	$(0.21)	$0.00	$(0.27)	$(0.18)

Pre-tax loss from discontinued operations	$(10,964)	$(16,573)	$119,133	$(20,290)	$(16,287)
Transitional Schools operating loss (2)	(8,841)	(7,308)	(11,227)	(9,004)	(9,716)
Loss (gain) on sale of business	311	—	(130,109)	—	—
International Schools operating (income) loss (7)	—	—	(11,434)	7,608	3,659
Interest (income) expense, net	—	—	(51)	(22)	(14)
Depreciation and amortization (8)	1,595	2,126	2,364	2,552	2,818
Legal settlements (8)	—	—	—	—	1,700
Asset impairments (8)	51	(7)	2,467	72	—
Unused space charges (6) (8)	1,436	3,099	5,766	(3,092)	(2,611)
Adjusted EBITDA—Transitional and Discontinued Operations (2)	$(16,412)	$(18,663)	$(23,091)	$(22,176)	$(20,451)
Adjusted EBITDA per diluted share	$(0.24)	$(0.28)	$(0.35)	$(0.33)	$(0.31)

(1)	The Company believes it is useful to present non-GAAP financial measures which exclude certain significant items as a means to understand the performance of its core business. As a general matter, the Company uses non-GAAP financial measures in conjunction with results presented in accordance with GAAP to help analyze the performance of its core business, assist with preparing the annual operating plan, and measure performance for some forms of compensation. In addition, the Company believes that non-GAAP financial information is used by analysts and others in the investment community to analyze the Company's historical results and to provide estimates of future performance and that failure to report non-GAAP measures could result in a misplaced perception that the Company's results have underperformed or exceeded expectations.

We believe Adjusted EBITDA allows us to compare our current operating results with corresponding historical periods and with the operational performance of other companies in our industry because it does not give effect to potential differences caused by items we do not consider reflective of underlying operating performance. We also present Adjusted EBITDA because we believe it is frequently used by securities analysts, investors and other interested parties as a measure of performance. In evaluating Adjusted EBITDA, investors should be aware that in the future we may incur expenses similar to the adjustments presented above. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by expenses that are unusual, non-routine or non-recurring. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for net income (loss), operating income (loss), or any other performance measure derived in accordance and reported under GAAP or as an alternative to cash flow from operating activities or as a measure of our liquidity.

Non-GAAP financial measures when viewed in a reconciliation to corresponding GAAP financial measures, provides an additional way of viewing the Company's results of operations and the factors and trends affecting the Company's business. Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding financial results presented in accordance with GAAP.

(2)	Management assesses results of operations for ongoing operations, which excludes Transitional Schools, separately from Transitional Schools. As schools within the Transitional Schools segment are fully taught-out, these schools will be recast as components of Discontinued Operations. As a result, management views adjusted EBITDA from ongoing operations separately from Transitional Schools and Discontinued Operations to assess results and make decisions. Accordingly, Transitional Schools operating loss is added back to pre-tax loss from continuing operations and subtracted from pre-tax loss from discontinued operations.

(3)	Quarterly amounts relate to ongoing operations, which excludes Transitional Schools.

(4)	Legal settlement amounts are net of insurance recoveries and are recorded within the following segments:

	Q2 2014	Q1 2014	Q4 2013	Q3 2013	Q2 2013
CTU	$—	$(900)	$1,300	$—	$—
Career Colleges	—	—	200	300	8,300
Culinary Arts	2,000	3,000	15,500	—	—
Corporate & Other	(400)	3,750	—	—	—
Total	$1,600	$5,850	$17,000	$300	$8,300

(5)	Asset impairments primarily relate to trade name impairment charges within Culinary Arts of $7.4 million, $10.7 million and $2.3 million which were recorded during the second quarter of 2014, third quarter of 2013 and the second quarter of 2013, respectively, and within Career Colleges of $1.7 million during the second quarter of 2013.

(6)	Unused space charges represent the net present value of remaining lease obligations less an estimated amount for sublease income as well as the subsequent accretion of these charges.

(7)	The International Schools segment was sold during the fourth quarter of 2013. As such, management excludes operations from the International Schools when assessing results and trends of Transitional Schools and Discontinued Operations.

(8)	Quarterly amounts relate to Transitional Schools and Discontinued Operations, excluding International.